Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BIOPHARMX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 31, 2016

To Our Stockholders,

        You are cordially invited to attend the 2016 Annual Meeting of Stockholders of BioPharmX Corporation. The meeting will be held at the law offices of Fenwick & West LLP, counsel to BioPharmX Corporation, located at 801 California Street, Mountain View, California 94041, on Tuesday, July 5, 2016 at 10:00 a.m. (Pacific Time).

        The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

        Please use this opportunity to take part in our company's affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote by telephone or sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

        We hope to see you at the meeting.

Sincerely,

Anja Krammer President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JULY 5, 2016.

Copies of the Proxy Statement and our Annual Report to Shareholders are available on our website at
http://www.biopharmx.com/.

BIOPHARMX CORPORATION
1098 Hamilton Court
Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of BioPharmX Corporation (the "Company") will be held on Tuesday, July 5, 2016, at 10:00 a.m. (Pacific Time) at the law offices of Fenwick & West LLP, counsel to the Company, located at 801 California Street, Mountain View, California 94041.

        We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

  1.
  To elect four directors of the Company, each to serve until the next annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

  2.
  To approve the BioPharmX Corporation 2016 Equity Incentive Plan.

  3.
  To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending January 31, 2017.

  4.
  To hold a non-binding advisory vote on the compensation of our named executive officers.

  5.
  To hold a non-binding advisory vote regarding the frequency of the advisory vote on executive compensation.

        In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record as of May 29, 2016 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our principal executive offices for examination by any stockholder for any purpose relating to the meeting.

        Your vote as a BioPharmX Corporation stockholder is very important. With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of May 29, 2016, the record date. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com/contactus or by phone at (877) 373-6374.

By Order of our Board of Directors,
Anja Krammer President

Menlo Park, California
May 31, 2016

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "General Information About the Meeting" beginning on page 1 of the proxy statement and your proxy card.

BIOPHARMX CORPORATION

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

BIOPHARMX CORPORATION
1098 Hamilton Court
Menlo Park, California 94025

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2016

GENERAL PROXY INFORMATION

Information About Solicitation and Voting

        The accompanying proxy is solicited on behalf of the Board of Directors of BioPharmX Corporation ("we", "us" or the "Company") for use at our 2016 Annual Meeting of Stockholders (the "meeting" or the "Annual Meeting") to be held at the law offices of Fenwick & West LLP, counsel to the Company, located at 801 California Street, Mountain View, California 94041, on Tuesday, July 5, 2016, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof. If you held shares of our common stock as of May 29, 2016 (the "record date"), you are invited to attend the meeting and vote on the proposals described in this proxy statement.

        This proxy statement and accompanying annual report were first mailed to our stockholders on or about May 31, 2016.

General Information About the Meeting

Purpose of the Meeting

        At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will respond to questions from stockholders.

Record Date; Quorum

        Only holders of record of shares of our common stock as of May 29, 2016, the record date, will be entitled to vote at the meeting. As of May 29, 2016, we had 28,863,017 shares of common stock outstanding and entitled to vote. The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a "quorum". Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

        With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of May 29, 2016, the record date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of May 29, 2016, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

        Stockholder of Record: Shares Registered in Your Name.    If, as of May 29, 2016, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone or by filling out and returning the proxy card.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If, as of May 29, 2016, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

        Each director will be elected by a plurality of the votes cast, which means that the four individuals nominated for election to our Board of Directors at the meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or any of the nominees or "WITHHOLD" your vote with respect to one or any of the nominees. Approval of Proposals 2, 3 and 4 will be obtained if the number of votes cast "FOR" such proposal at the meeting exceeds the number of votes "AGAINST" such proposal. Approval of Proposal 5 regarding the advisory vote on the frequency of the advisory vote on executive compensation will be determined by a plurality of the votes cast, which means that the option of "ONE YEAR", "TWO YEARS" or "THREE YEARS" that receives the highest number of votes cast by the holders of the shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon will be determined to be the preferred frequency. However, because Proposals 4 and 5 are advisory votes, the results will not be binding on the Board of Directors or the Company. The Compensation Committee and/or the Board of Directors will consider the outcome of the votes when establishing or modifying the compensation of our named executive officers and determining how often the Company should submit to stockholders an advisory vote to approve the compensation of our named executive officers. Abstentions (shares present at the meeting and voted "ABSTAIN") are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, but are not treated as votes cast and, therefore, have no effect on the outcome of the matters voted upon. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only Proposal 3 regarding the ratification of the appointment of Burr Pilger Mayer, Inc. is considered a routine matter. Absent direction from you, your broker will therefore not have discretion to vote on Proposals 1, 2, 4 and 5. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

        The Board of Directors recommends that you vote FOR election of each of the four directors named in this proxy statement (Proposal 1), FOR the approval of our 2016 Equity Incentive Plan (Proposal 2), FOR the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending January 31, 2017 (Proposal 3), FOR the approval of the compensation of our named executive officers (Proposal 4), and FOR a frequency of every ONE YEAR regarding how frequently we should seek an advisory vote on executive compensation (Proposal 5).

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

  •
  vote in person—we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

  •
  vote via telephone—in order to do so, please follow the instructions shown on your proxy card; or

  •
  vote by mail—simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

        Votes submitted by telephone must be received by 11:59 p.m., Pacific Time, on July 4, 2016. Submitting your proxy (whether by telephone or by mail) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote "FOR" all of the nominees to our Board of Directors, or you may withhold your vote from any nominee you specify. For Proposals 2, 3 and 4, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. For Proposal 5 you may vote for your preferred voting frequency by choosing the option of "ONE YEAR", "TWO YEARS", "THREE YEARS" or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        The expenses of soliciting proxies will be paid by us. Following the original mailing of the soliciting materials, we and our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, BioPharmX Corporation, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

        A stockholder of record who has submitted a proxy may revoke it at any time before it is exercised at the meeting by:

  •
  delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

  •
  signing and delivering a proxy bearing a later date;

  •
  voting again by telephone; or

  •
  attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

        Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission ("SEC") in a Current Report on Form 8-K within four business days of the meeting.

 CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Board Leadership Structure

        Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by our needs at any point in time. Currently, the Company's Chief Executive Officer position is vacant, while Mr. Michael Hubbard serves as the Chairman of our Board of Directors and Ms. Anja Krammer serves as our President. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board of Directors the flexibility to establish the most appropriate structure for our company at any given time.

Role of the Board in Risk Oversight

        One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss with management our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the Company's procedures and any related policies with respect to risk assessment and management. The Audit Committee also monitors compliance with legal and regulatory requirements.

Independence of Directors

        Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the NYSE MKT LLC, or NYSE MKT, including those published in the NYSE MKT LLC Company Guide. These provide that a director is independent only if our Board of Directors affirmatively determines that such director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. They also specify that a director who is an executive officer or employee of the company precludes a determination of independence with respect to such director. Under the rules of the NYSE MKT, independent directors must comprise at least 50% of our Board of Directors. In addition, the rules of NYSE MKT require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance committees must be independent.

        Applying the standards above, our Board of Directors annually reviews the independence of the Company's directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors reviewed and discussed, among other things, information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. Based on this review, our Board of Directors determined that, aside from Anja Krammer, each of our director nominees and each member of our Board of Directors is currently considered an "independent director" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NYSE MKT.

Committees of Our Board of Directors

        Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to BioPharmX Corporation, 1098 Hamilton Court, Menlo Park, California 94025, or by clicking on "Corporate Governance" in the investor relations section of our website at http://biopharmx.investorroom.com/overview. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

  Audit Committee

        Our Audit Committee is comprised of Mr. Barbarosh, Mr. Hubbard and Mr. Morlock. Mr. Hubbard is the chairman of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE MKT and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Hubbard is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

  •
  selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

  •
  ensuring the independence of the independent registered public accounting firm;

  •
  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

  •
  establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

  •
  considering the adequacy of our internal controls and internal audit function;

  •
  reviewing material related party transactions or those that require disclosure; and

  •
  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

  Compensation Committee

        Our Compensation Committee is comprised of Mr. Barbarosh, Mr. Hubbard and Mr. Morlock. Mr. Morlock is the chairman of our Compensation Committee. Each member of the Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code, and meets the requirements for independence under the current NYSE MKT and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

  •
  reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

  •
  reviewing and approving, or recommending that our Board of Directors approve, the compensation of our directors;

  •
  reviewing and recommending to our Board of Directors the terms of any compensatory agreements with our executive officers;

  •
  administering our stock and equity incentive plans;

  •
  reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

  •
  reviewing our overall compensation philosophy.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is comprised of Mr. Barbarosh, Mr. Hubbard and Mr. Morlock. Mr. Barbarosh is the chairman of our Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE MKT rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  identifying and recommending candidates for membership on our Board of Directors;

  •
  recommending directors to serve on board committees;

  •
  reviewing and recommending our corporate governance guidelines and policies;

  •
  reviewing proposed waivers of the code of conduct for directors and executive officers;

  •
  evaluating, and overseeing the process of evaluating, the performance of our Board of Directors; and

  •
  assisting our Board of Directors on corporate governance matters.

        The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees are posted on our website at http://biopharmx.investorroom.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during fiscal year 2016 were Mr. Hubbard and Mr. Morlock. No member of our Compensation Committee in fiscal year 2016 was at any time during fiscal year 2016 or at any other time an officer or employee of BioPharmX Corporation or any of its subsidiaries, and none had or have any relationships with BioPharmX Corporation that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during fiscal year 2016.

Board and Committee Meetings and Attendance

        During fiscal year 2016, (1) our Board of Directors held four meetings and acted by unanimous written consent seventeen times, (2) the Audit Committee held three meetings and acted by unanimous written consent one time, (3) the Compensation Committee held two meetings and acted by unanimous written consent one time, and (4) the Nominating and Corporate Governance Committee held no meetings and acted by unanimous written consent one time. During fiscal year 2016, each member of our Board of Directors participated in at least 75% of all meetings of our Board of Directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during fiscal year 2016.

Board Attendance at Annual Stockholders' Meeting

        It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders in person. We completed our uplisting to the NYSE MKT in June 2015 and did not have an annual meeting of our stockholders in 2015.

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees. Our Code of Conduct is posted on the investor relations section of our website located at http://biopharmx.investorroom.com/overview, by clicking on "Corporate Governance." Any amendments or waivers of our Code of Conduct pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

 NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board of Directors

        Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the Nominating and Corporate Governance Committee's charter, our certificate of incorporation and bylaws. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve, among other things, a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        The Nominating and Corporate Governance Committee considers stockholder recommendations for director candidates. A stockholder may recommend a director candidate for the next annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"). For more information, please see the section below titled "Additional Information—Stockholder Proposals to be Presented at Next Annual Meeting".

Director Qualifications

        The goal of the Nominating and Corporate Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Corporate Governance Committee seeks nominees on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about the Company's business or industry and willingness and ability to devote adequate time and effort to Board of Directors responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board's overall effectiveness and needs of the Board of Directors and its committees. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. In addition, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it values members who represent diverse viewpoints. The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, it may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating and Corporate Governance submits its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that such director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of five directors and each of our five directors hold their positions on the Board until the 2016 annual meeting of stockholders. Four of our directors will stand for election at this meeting. Each director's term will then continue until the earlier of the election and qualification of his or her successor, or his or her death, resignation or removal. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that the four nominees named below be elected as directors to serve until the 2017 annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

        Shares represented by proxies will be voted "FOR" the election of each of the four nominees named below unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director. Each nominee has consented to being named in this proxy statement and to serve if elected.

Information Regarding Nominees and Continuing Directors

  Nominees to our Board of Directors

        The nominees, and their ages, occupations and length of service on our Board of Directors as of May 29, 2016, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that such nominee should serve as a member of our Board of Directors at this time.

Name of Director/Nominee	Age	Director Since
Anja Krammer	48	January 2014
Michael Hubbard(1)	64	January 2015
Stephen Morlock(1)	62	March 2015
Craig Barbarosh(1)	48	January 2016

(1)
Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

  Anja Krammer

        Anja Krammer has served as our President, Secretary and a director since January 2014. Since September 2011, she has served as the President, Secretary and director of BioPharmX, Inc. Ms. Krammer previously served as Chief Marketing Officer/Founder of MBI, Inc., a management consulting firm from January 1998 to December 2013. While at MBI, Inc., Ms. Krammer also served as Vice President Global Marketing from April 2006 to August 2008 for Reliant Technologies, a venture-backed startup in aesthetic medicine. From April 2004 to April 2006, Ms. Krammer served as Sr. Director of Strategic Marketing for Medtronic Corporation. From December 2000 to September 2001, Ms. Krammer was Vice President, Solutions Marketing for Getronics Corporation, a global IT services company. From April 1999 to December 2000, Ms. Krammer served as Vice President, Indirect Channel Sales and Worldwide Industry Partnership Marketing in the Itronix Division of Acterna Corporation, an optical communications company. Ms. Krammer's other prior roles include serving as Director of Worldwide Marketing and Communications for Tektronix Corporation in its Color Printing and Imaging Division from October 1997 to April 1999. From October 1995 to October 1997,

Ms. Krammer was Director of Worldwide Sales and Marketing with KeyTronic Corporation, a computer equipment manufacturer. Ms. Krammer holds a BAIS degree with a focus on Marketing/Management from the University of South Carolina and an International Trade Certificate from the University of Paris—Sorbonne. We believe that Ms. Krammer should serve on our Board of Directors due to her experience in guiding healthcare and consumer enterprises in product development, sales and marketing management and commercialization strategies and her industry background in pharmaceuticals, medical devices, technology and consumer products.

  Michael Hubbard

        Michael Hubbard has served as the Chairman of the Board since May 2016 and has served as a director since January 2015. Mr. Hubbard served as a senior audit partner at Deloitte & Touche LLP from August 2007 until retiring in June 2014 and also at PricewaterhouseCoopers LLP from September 1986 to July 2007. In these roles, he served private and publicly-held clients across the life sciences, waste management, construction, and technology sectors, advising domestic and international issuer companies on complex transactions, including nineteen IPOs and numerous follow-on equity and debt offerings. Mr. Hubbard holds a BA degree in Business Administration with a concentration in Accounting and an MBA degree from Washington State University. He is a licensed CPA in the states of Washington and California and is a certified practitioner of international financial reporting standards. We believe that Mr. Hubbard should serve on our Board of Directors due to his broad range of experience serving large public and private companies in the United States and internationally, including experience with the reporting requirements for complex transactions, including carve-outs and spin-offs, direct involvement with numerous SEC filings and significant experience working with SEC staff, including the pre-clearance of accounting issues, responses to comments letters on periodic filings and offering documents.

  Stephen Morlock

        Stephen Morlock has served as a director since March 2015. Mr. Morlock served as Executive Vice President and Chief Financial Officer at Otis Spunkmeyer, Inc. from May 1994 until his retirement in June 2004. He also served as Controller at Otis Spunkmeyer, Inc. from August 1992 to April 1994. Prior to that, he held various management positions in accounting, financial planning and internal audit at Westinghouse Electric Supply Company from November 1977 to July 1992. Since his retirement in June 2004, Mr. Morlock has not been active in any business activities. Mr. Morlock holds a BS degree in Accounting from San Diego State University. We believe that Mr. Morlock should serve on our Board of Directors due to his extensive experience in the retail industry, including a variety of distribution channels, product merchandising, customer relationship management and brand name development, as well as his background in manufacturing capacity utilization and expansion, procurement and inventory management, compensation plan design and financial reporting.

  Craig Barbarosh

        Craig Barbarosh has served as a director since January 2016. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. From January 1999 until June 2012, Mr. Barbarosh was a partner at the international law firm of Pillsbury Winthrop Shaw Pittman LLP. He served in several leadership positions while a partner at Pillsbury including serving on the firm's Board of Directors, as the Chair of the firm's Board's Strategy Committee, as a co-leader of the firm's national Insolvency & Restructuring practice section and as the Managing Partner of the firm's Orange County office. At Katten, Mr. Barbarosh is a member of the firm's Board of Directors. Mr. Barbarosh holds a JD degree from the University of the Pacific, McGeorge School of Law and a BA degree in Business Economics from the University of California at Santa Barbara. Mr. Barbarosh is also a director of Sabra Health Care REIT, Inc., where he is the Chair of the Audit Committee and a member of the Compensation Committee, and of Quality Systems, Inc., where he is Vice-Chairman of the Board, Chair of the Nominating and Governance Committee and a member of the Compensation and Transaction committees. We believe that Mr. Barbarosh should serve on our Board of Directors due to his expertise in financial restructuring and related corporate law, including corporate governance and organization, and his extensive experience managing complex business transactions in a variety of industries.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF
EACH OF THE FOUR NOMINATED DIRECTORS.

        There are no familial relationships among our directors and officers.

Director Compensation

        The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2016, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2016. Mr. Pekarsky, our former Chief Executive Officer, and Ms. Krammer, our President, received no compensation for their services as members of our Board of Directors during fiscal year 2016, and are not included in this table. The compensation received by Mr. Pekarsky and Ms. Krammer as employees of the Company is presented in "Summary Compensation Table" below.

Director Compensation Fiscal Year 2016

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Michael Hubbard	15,000	109,001	124,001
Stephen Morlock	15,000	108,423	123,423
Craig Barbarosh	—	55,456	55,456
Ping Wang	—	—	—

(1)
Amounts listed under the "Option Awards" and "Stock Awards" columns represent the aggregate fair value amount computed as of the grant date of each option and award during fiscal year 2016 in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended January 31, 2016 as filed with the SEC. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. For information regarding the number of stock options held by each non-employee director as of January 31, 2016, see the column "Number of Securities Underlying Stock Options Held as of January 31, 2016" in the table below.

        Each person who served as a non-employee member of our Board of Directors during fiscal year 2016 held the following aggregate number of shares of our common stock subject to outstanding stock options as of January 31, 2016:

Name	Number of Securities Underlying Stock Options Held as of January 31, 2016
Michael Hubbard	50,000
Stephen Morlock	50,000
Craig Barbarosh	50,000
Ping Wang	—

        Retainer Fees.    We provide a quarterly cash retainer fee to each of our non-employee directors for their services as chair of committees of our Board of Directors. In fiscal year 2016, our non-employee directors were compensated as follows:

  •
  $5,000 on a quarterly basis for service as the chair of our Audit Committee;

  •
  $5,000 on a quarterly basis for service as the chair of our Compensation Committee; and

  •
  $5,000 on a quarterly basis for service as the chair of our Nominating and Corporate Governance Committee.

        Equity Awards.    Each newly-elected or appointed non-employee director will be granted a stock option to purchase 50,000 shares of our common stock. Each stock option award will vest and become exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director's continued service on our Board of Directors. The awards will have 10-year terms and will terminate three months following the date the director ceases to be one of our directors or consultants or twelve months following that date if the termination is due to death or disability.

        In fiscal year 2016 we did not pay any fees to, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of our non-employee directors.

PROPOSAL NO. 2

APPROVAL OF 2016 EQUITY INCENTIVE PLAN

        Our Board, upon the recommendation of the Compensation Committee, approved the BioPharmX Corporation 2016 Equity Incentive Plan (the "2016 Plan") on May 20, 2016, subject to approval by our stockholders at the Annual Meeting. The 2016 Plan will replace the BioPharmX Corporation 2014 Equity Incentive Plan ("2014 Plan") and will apply to awards granted after the Annual Meeting. We have designed the 2016 Plan to reflect our commitment to having best practices in both compensation and corporate governance. The 2016 Plan provides for a share reserve of 4,000,000 shares of common stock, or approximately 14% of the shares of common stock outstanding as of April 30, 2016. Approval of the 2016 Plan is necessary to continue our company-wide equity compensation program.

        The Bay Area life sciences market in which we operate is highly competitive for talent at all levels of our organization. Equity compensation is a critical component of our compensation program. If stockholders do not approve the 2016 Plan, then we believe the Company will be at a competitive disadvantage within our industry. Our Board believes that the 2016 Plan is essential to our success and in motivating executives and other employees to strive to enhance our growth and profitability. Therefore, the Board urges you to vote "FOR" approval of the 2016 Plan.

Purpose of the 2016 Plan

        Equity compensation is fundamental to our compensation philosophy and core objectives of pay for performance, sustaining and strengthening the business, and aligning employees with stockholders.

Pay for Performance	We pay for performance. A substantial portion of our employees' compensation is provided as equity. We believe that the equity awards provided to employees, and the potential these awards hold for appreciation through an increase in our stock price, fully support our pay-for-performance philosophy and provide further incentive for our employees to focus on creating long-term stockholder value.
Sustain and Strengthen the Business
We operate in a highly competitive industry and our results are largely attributable to the talents, expertise, efforts, and dedication of our employees. Our compensation program is the primary means by which we attract and recruit new employees, as well as retain our most experienced and skilled employees.
Align Employees with Stockholders
A key element of our compensation philosophy and objectives is to align our employees' interests with the interests of our stockholders. Our use of equity compensation creates an ownership culture that links employees' interests with our stockholders and our Company's long-term results, performance, and financial strength.

Shares Available under the 2016 Plan

        In the event that this Proposal 2 is not approved, we do not anticipate that we can complete our regular company-wide equity award grant planned for June 2016 or grant options to any potential new employees. Without a stockholder-approved equity plan, we would be reliant on cash-settled awards as our sole method of incentive-based compensation. We believe this would not be in our stockholders' best interests as it would remove incentives aligning our employees and our senior leaders with stockholders to drive firm-wide performance and create long-term stockholder value.

        As of April 30, 2016, we had 438,375 shares available for grant under our existing 2014 Plan. During the year ended December 31, 2013, year ended December 31, 2014, month ended January 31, 2015 and year ended January, 31, 2016, we granted approximately 1,456,000, 891,000, 130,000 and 1,274,000 shares, respectively, from the 2014 Plan as part of our regular grant program to employees, non-employee directors (excluding new hires) and consultants and, we believe, the shares proposed to be reserved under the 2016 Plan will be sufficient for the next two years. The 4,000,000 shares for which we are seeking approval is necessary in order to allow us to continue our compensation program using the same mix of cash and equity as we have in recent annual grants and which we believe have generated superior stockholder value. If the 2016 Plan is approved, we will no longer grant awards under our existing 2014 Plan. Shares reserved but not issued under our existing 2014 Plan will not be "poured-over" to the share reserve in our 2016 Plan.

Expected Dilution

        We recognize that some stockholders focus on the potential dilutive effect of a company's equity plan. Aggregate potential dilution is intended to be a measure of the total potential stockholder dilution posed by an equity plan, which we calculate on a "fully-diluted" basis by dividing (a) outstanding equity grants plus shares available for future grant, by (b) the total common shares outstanding plus outstanding warrants plus outstanding equity grants plus shares available for future equity grants.

        Based on the total number of outstanding equity awards and the number of shares of common stock that are issued and outstanding as of April 30, 2016, the total potential stockholder dilution resulting from issuing all shares authorized under the 2016 Plan, if approved, plus the Company's outstanding equity grants would be approximately 18%.

        Below is a summary of the potential dilution associated with the proposed 2016 Plan. The shares listed in the table are as of April 30, 2016.

Share Allocation & Potential Dilution from Incentive Plan
Requested Shares	4,000,000
Outstanding and Unexercised Stock Options	3,222,775
Outstanding and Unexercised Warrants	4,328,046
Shares of Common Stock Issued and Outstanding(1)	28,863,017
Total Shares(2)	40,413,838
Potential Dilution including 2016 Incentive Plan(3)	18%

(1)
Excludes Treasury shares.

(2)
This figure is the sum of the "Requested Shares", "Outstanding and Unexercised Stock Options", "Outstanding and Unexercised Warrants" and "Shares of Common Stock Issued and Outstanding" figures.

(3)
This figure is calculated by dividing the sum of the "Requested Shares" and "Outstanding and Unexercised Stock Options" figures by the "Total Shares" figure shown on the table.

Qualifying Performance Criteria under Section 162(m) of the Internal Revenue Code ("Section 162(m)").

        The plan is designed to permit the grant of awards that are intended to qualify as "performance-based compensation" not subject to Section 162(m)'s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the plan will be treated as qualified "performance-based compensation" under Section 162(m). In general, in order to grant awards that qualify as "performance-based compensation" under Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the company's stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the 2016 Plan, each of these aspects is discussed below, and stockholder approval of the 2016 Plan will constitute approval of each of these aspects of the 2016 Plan for purposes of the approval requirements of Section 162(m).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF OUR 2016 EQUITY INCENTIVE PLAN.

        A summary of the principal provisions of the 2016 Plan is set forth below. The summary is qualified by reference to the full text of the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of 2016 Plan

        Purpose.    The purpose of the 2016 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any parents and subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company's future performance through the grant of awards under the 2016 Plan.

        Shares Reserved for Issuance Under the 2016 Plan.    As of the date the 2016 Plan is approved by the Company's stockholders (the "Effective Date"), the total number of shares reserved for issuance under the 2016 Plan will be 4,000,000 shares. No more than 8,000,000 shares may be issued pursuant to the exercise of incentive stock options. The shares may be authorized but unissued or reacquired shares.

        In addition, shares will again be available for grant and issuance under our 2016 Plan that are subject to (i) issuance upon exercise of any option or stock appreciation right ("SAR") granted under our 2016 Plan and that cease to be subject to the option or SAR for any reason other than exercise of the option or the SAR; (ii) an award granted under our 2016 Plan that is subsequently forfeited or repurchased by us at the original issue price; or (iii) an award granted under our 2016 Plan that otherwise terminates without shares being issued.

        Awards issued as an option or SAR will reduce the number of shares available for issuance by the number of shares underlying the award, regardless of the number of shares actually issued upon exercise of the award. The following shares will not again be made available for future grant under the 2016 Plan: (i) shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an option or SAR, (ii) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, or (iii) shares of the Company's common stock repurchased on the open market with the proceeds of an option exercise price. The

Company may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either granting an award under the 2016 Plan in substitution of such other company's award or assuming such award as if it had been granted under the 2016 Plan. Substitute awards will not reduce the number of shares authorized for grant under the 2016 Plan or authorized for grant to a participant in any calendar year.

        As of April 30, 2016, approximately 31 employees and 4 non-employee directors will be eligible to participate in the 2016 Plan. As of April 30, 2016, the closing price of our common stock was $0.80 per share.

        Equitable Adjustments.    If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (i) the number of shares reserved for issuance and future grant under the 2016 Plan, (ii) the exercise prices of and number of shares subject to outstanding options and SARs, (iii) the number of shares subject to other outstanding awards, (iv) the maximum number of shares that may be issued as incentive stock options, and (v) the maximum number of shares that may be issued to an individual in any one calendar year, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company.

        Plan Administration.    The 2016 Plan will be administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. However, the Board will establish the terms for the grant of an award to non-employee directors. The Compensation Committee will have the authority to construe and interpret the 2016 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2016 Plan.

        Eligibility.    Employees, officers, directors, and consultants, of the Company or any parent or subsidiary of the Company are eligible to receive awards. Only our employees and those of any parent or subsidiary of the Company, including officers and directors who are also employees, are eligible to receive incentive stock options.

        Awards.    The 2016 Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock bonuses and performance awards (which may consist of performance shares, performance units, or performance cash). The terms of an award will be set forth in an individual award agreement, which may be in electronic form.

        Annual Limits.    No participant will be eligible for the grant of more than 2,000,000 shares in any calendar year under the 2016 Plan except that new employees are eligible for the grant of up to a maximum of 4,000,000 shares in the calendar year in which they commence their employment. No participant will be eligible for the grant of more than $10,000,000 in performance awards denominated in cash in any calendar year under the 2016 Plan. In addition, the aggregate grant date fair value of awards granted to a non-employee director in any calendar year will not exceed $350,000.

        Code Section 162(m).    The 2016 Plan is intended to enable us to provide certain forms of performance-based compensation to certain of our executive officers that will meet the requirements for tax deductibility under Section 162(m).

        Performance Factors.    The vesting of awards granted under the 2016 Plan may be subject to performance factors, which may, but need not, include performance criteria that satisfy Section 162(m). Performance factors means the factors selected by the Compensation Committee from among the following measures, either individually or in any combination, applied to the Company as a whole or any business unit or subsidiary, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, index, or other companies, to determine whether the performance goals established by the Compensation Committee with respect to applicable awards have been satisfied:

        Profit Before Tax; Sales; Expenses; Billings; Revenue; Net revenue; Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); Operating income; Operating margin; Operating profit; Controllable operating profit, or net operating profit; Net Profit; Gross margin; Operating expenses or operating expenses as a percentage of revenue; Net income; Earnings per share; Total stockholder return; Market share; Return on assets or net assets; the Company's stock price; Growth in stockholder value relative to a pre-determined index; Return on equity; Return on invested capital; Cash flow (including free cash flow or operating cash flows); Balance of cash, cash equivalents and marketable securities; Cash conversion cycle; Economic value added; Individual confidential business objectives; Contract awards or backlog; Overhead or other expense reduction; Credit rating; Completion of an identified special project; Completion of a joint venture or other corporate transaction; Strategic plan development and implementation; Succession plan development and implementation; Improvement in workforce diversity; Employee satisfaction; Employee retention; Customer indicators and satisfaction; New product invention or innovation; Research and development expenses; Attainment of research and development milestones; Improvements in productivity; Bookings; Working-capital targets and changes in working capital; and Attainment of objective operating goals and employee metrics.

        The Compensation Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Compensation Committee's original intent regarding the performance factors at the time of the initial award grant. It is within the sole discretion of the Compensation Committee to make or not make any such equitable adjustments.

        Transferability.    Generally, awards granted under the 2016 Plan may not be transferred.

        Prohibition on Repricing.    Other than pursuant to section 2.4 of the 2016 Plan that addresses equitable adjustments, the Compensation Committee will not, without the approval of the Company's stockholders, (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a corporate transaction pursuant to section 21 of the 2016 Plan), or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

        Insider Trading; Clawback Policy.    Each participant who receives an award will comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the participant's employment or other service with the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

        Amendment or Termination.    Our Board may at any time terminate or amend the 2016 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2016 Plan; provided, however, that the Board will not, without the approval of our stockholders, amend the 2016 Plan in any manner that requires stockholder approval; and provided, further, that awards will be governed by the version of the 2016 Plan then in effect at the time such award was granted. Unless earlier terminated, the 2016 Plan will terminate ten years from the date it is adopted by the Board, May 20, 2026.

        Stock Options.    The 2016 Plan provides for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Internal Revenue Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The grant date of an option is the date on which the Compensation Committee makes the determination to grant the option or a specified future date. The exercise price of incentive stock options and nonqualified stock options will not be less than 100% of the fair market value of our shares of common stock on the date of grant; provided, however that the exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our shares of common stock on the date of grant. The maximum term of options granted under our 2016 Plan is ten years and the maximum term of incentive stock options granted to 10% stockholders is five years.

        Except as may be set forth in an award agreement, vesting ceases upon termination of employment or service with us, and the exercise of an option will be subject to the following:

  •
  If the participant is terminated for any reason except for cause, death or disability, then the participant may exercise options to the extent that such options would have been exercisable on the termination date no later than three months following termination, but in any event no later than the expiration date of the options.

  •
  If the participant is terminated due to death (or the participant dies within three months after a termination other than for cause or disability), then the participant's options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant's legal representative, or authorized assignee, no later than twelve months after termination (or such shorter time period not less than six months or longer time period as may be determined by the Compensation Committee), but in any event no later than the expiration date of the options.

  •
  If the participant is terminated due to disability, then the participant's options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant (or legal representative or authorized assignee) no later than twelve months after termination date, but in any event no later than the expiration date of the options.

  •
  If the participant is terminated for cause, the participant's options will expire upon such termination.

        Restricted Stock Awards.    A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions (which may be service and/or performance based). The price of a restricted stock award will be determined by the Compensation Committee and may be less than fair market value on the date of grant. Unless otherwise determined by the Compensation Committee, vesting ceases on the date the participant no longer provides service to us and unvested shares are forfeited.

        Stock Bonus Awards.    Stock bonus awards are granted as additional compensation for service and/or performance. The Compensation Committee will determine the number of shares to be awarded to the participant under a stock bonus award and any applicable restrictions. Except as may be set forth in the participant's award agreement, vesting ceases upon termination.

        Stock Appreciation Rights.    Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. The exercise price of a SAR may not be less than the fair market value of our shares of common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions and have a maximum term of ten years.

        Restricted Stock Units.    A restricted stock unit is an award denominated in shares that may be settled in shares, cash, or a combination of shares and cash, upon vesting. Restricted stock units may be subject to service and/or performance based vesting conditions. Except as may be set forth in the participant's award agreement, vesting ceases upon termination.

        Performance Awards.    Performance awards include performance shares, performance units, and cash-based awards. Performance shares and units may be settled in shares, cash, or a combination of shares and cash. After the applicable performance period has ended, the holder of a performance award will be entitled to receive a payout of the number of shares or amount of cash earned over the performance period, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

        Non-Employee Director Awards.    Awards granted to non-employee directors under the 2016 Plan may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board. A non-employee director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or awards or a combination thereof, as determined by the Compensation Committee.

        Restrictions on Dividends and Dividend Equivalents.    Generally, dividends are not paid until shares are issued with respect to an an underlying equity award. Notwithstanding this general rule, the Compensation Committee may, in its discretion, provide in the award agreement evidencing the equity award that dividend equivalent rights may be paid with respect to the award. Stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award that vests based on achievement of performance goals will either (i) not be paid or credited or (ii) be accumulated, and will be subject to restrictions and risk of forfeiture to the same extent as the underlying award and will be paid at the time such restrictions and risk of forfeiture lapse.

        Effect of Corporate Transaction.    In the event of a "corporate transaction" (as defined in the 2016 Plan), all shares acquired under the 2016 Plan and all awards will be subject to the agreement governing such corporate transaction. Such agreement need not treat all awards in an identical manner, and it will provide for one or more of the following with respect to each award: (i) the continuation of the award by the Company (if the Company is the surviving corporation); (ii) the assumption or substitution of the award by the surviving corporation or its parent; (iii) full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding award; (iv) payment to the participant equal to the excess of the fair market value of the shares subject to the award as of the effective date of such corporate transaction over the exercise price or purchase price of shares, which payment may be made in installments and may be deferred until the date or dates when the award would have become exercisable or such shares would have vested; and/or (v) the cancellation of outstanding awards in exchange for no consideration. In the event such successor or acquiring corporation refuses to assume, convert, replace or substitute awards, as provided above, the Compensation Committee will notify the participant that such award will be exercisable for a specified period of time, and such award will terminate upon the expiration of such period.

        Foreign Award Recipients.    In order to comply with the laws in other countries in which the Company and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Compensation Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish subplans and modify exercise procedures and other terms and procedures, and take any action that the Compensation Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.

U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2016 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, long-term or short-term capital gain or loss, depending on the holding period.

        Nonqualified Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition of the shares be a date earlier than the date our repurchase rights lapses, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        Stock Bonuses.    A participant generally will recognize ordinary income upon the grant of a stock bonus equal to the fair market value of our shares on the date of grant. Such ordinary income generally is subject to withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        Restricted Stock Units and Performance Shares.    A participant generally will recognize no income upon the grant of a restricted stock unit or performance share. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options, restricted stock units, stock appreciation rights, and the grant of stock awards under the 2016 Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2016 Plan participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2016 Plan participant may reside.

Plan Benefits

        The future grant of options and restricted stock units under the 2016 Plan to our Chief Executive Officer, our other named executive officers, all current executive officers as a group and all current employees (excluding executive officers) as a group is not determinable in advance because these grants are subject to the discretion of the Compensation Committee.

 PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Burr Pilger Mayer, Inc. as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending January 31, 2017. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Burr Pilger Mayer, Inc. is not ratified by our stockholders, our Audit Committee will review its future selection of Burr Pilger Mayer, Inc. as our principal independent registered public accounting firm.

        Burr Pilger Mayer, Inc. audited our financial statements for our fiscal year 2016. Representatives of Burr Pilger Mayer, Inc. are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Burr Pilger Mayer, Inc. periodically rotates the individuals who are responsible for our audit.

        In addition to performing the audit of our consolidated financial statements, Burr Pilger Mayer, Inc. provided various other services during fiscal year 2016, the one-month transition period ended January 31, 2015 due to the Company's change in its fiscal year end from December 31 to January 31, and fiscal year 2014. Our Audit Committee has determined that Burr Pilger Mayer, Inc.'s provisioning of these services, which are described below, does not impair Burr Pilger Mayer, Inc.'s independence from us. The aggregate fees billed for fiscal year 2016, the one-month transition period ended January 31, 2015, and fiscal year 2014 for each of the following categories of services are as follows:

Fees Billed to BioPharmX Corporation	2016	One month ended January 31, 2015	2014
	(in thousands)
Audit fees(1)	$291	$42	$111
Audit related fees(2)	—	—	—
Tax fees(3)	—	—	—
All other fees(4)	—	—	—

Total fees	$291	$42	$111

(1)
"Audit fees" include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as comfort letters related to our public offering, consents and review of documents filed with the SEC. Fees related to our public offering included in fiscal year 2016 amounted to approximately $122,000.

(2)
"Audit related fees" include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3)
"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4)
"All other fees" consist of the aggregate fees billed for products and services provided by Burr Pilger Mayer, Inc., other than included in "Audit Fees," "Audit Related Fees" and "Tax Fees."

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2017.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the rules of the SEC, we are providing stockholders with a non-binding advisory vote on the compensation of our named executive officers as described below under the heading "Executive Compensation." This non-binding advisory vote, commonly referred to as a "say-on-pay" vote, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and procedures described in this Proxy Statement.

        Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives' interests with those of stockholders by rewarding performance, with the ultimate objective of improving stockholder value and building a sustainable company. Our Compensation Committee and Board of Directors continually review the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices. Our Compensation Committee and Board of Directors also seek to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to key employees remains competitive.

        Our Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers described in this Proxy Statement by voting FOR the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to BioPharmX Corporation's named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the compensation tables and narrative discussion set forth in the Proxy Statement relating to its 2016 Annual Meeting of Stockholders, is hereby APPROVED."

        In the vote on the foregoing say-on-pay executive compensation resolution, stockholders may:

  •
  vote FOR of the resolution;

  •
  vote AGAINST the resolution; or

  •
  ABSTAIN from voting on the resolution.

        As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE "EXECUTIVE COMPENSATION" SECTION OF THIS PROXY STATEMENT.

 PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In addition to providing stockholders with a non-binding advisory vote on the compensation of our named executive officers, and in accordance with the rules of the SEC, we are also providing our stockholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a "say on frequency" vote. Under this proposal, our stockholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation program of our named executive officers every year, every two years or every three years.

        We believe that an annual advisory vote on named executive officer compensation will provide the opportunity for more frequent stockholder feedback on our compensation disclosures and named executive officer compensation program, which will be considered by the Board of Directors and the Compensation Committee. Therefore, our Board of Directors has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on named executive officer compensation to occur each year.

        Stockholders should be aware that this advisory vote occurs after significant named executive officer compensation decisions have been made in the current fiscal year. In addition, because the compensation elements integrate into an overall compensation package, it may not be possible or appropriate to change the compensation package to reflect the results of one year's advisory vote on named executive officer compensation before the next annual meeting of stockholders.

        Stockholders are not voting to approve or disapprove the recommendation of our Board of Directors. Instead, stockholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN." For the reasons discussed above, we are asking our stockholders to vote for a frequency of "ONE YEAR." The option that receives the most votes cast at the Annual Meeting will be considered by the Board of Directors in determining the preferred frequency with which we will hold a stockholder vote to approve the compensation of our named executive officers, as disclosed in the Company's proxy statement.

        As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future votes on compensation program for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF A VOTE EVERY "ONE YEAR" ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 29, 2016, the record date, by:

  •
  each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors or director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Percentage ownership of our common stock is based on 28,863,017 shares of common stock outstanding as of May 29, 2016, the record date. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of May 29, 2016, the record date, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each of the individuals and entities named below is c/o BioPharmX Corporation, 1098 Hamilton Court, Menlo Park, California 94025.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Directors and Named Executive Officers:
James R. Pekarsky(1)	2,500,000	8.7%
Anja Krammer	2,500,000	8.7%
Greg Kitchener	—	—
Ping Wang	—	—
Stephen Morlock(2)	282,321	1%
Michael Hubbard(3)	33,333	*
Craig Barbarosh(4)	10,416	*
All executive officers and directors as a group (7 persons)(5)	4,026,070	13.9%
5% or Greater Stockholders
Entities Affiliated with Franklin Advisors, Inc.(6)	4,910,000	16.9%

*
Represents holdings of less than one percent

(1)
Consists of 2,500,000 shares of our common stock held by The James Pekarsky Trust, of which James R. Pekarsky is the sole beneficiary and trustee. Effective as of May 11, 2016, Mr. Pekarsky resigned from his roles as the Company's Chief Executive Officer and Treasurer and from his seat on the Company's Board of Directors.

(2)
Consists of 251,071 shares of common stock held by the Stephen W. Morlock and Karen R. Morlock TIEE UPT dated 04/21/03, of which Mr. Morlock is a co-trustee and co-beneficiary, and options exercisable for 31,250 shares of common stock within 60 days of May 29, 2016.

(3)
Consists of options exercisable for 33,333 shares of common stock within 60 days of May 29, 2016.

(4)
Consists of options exercisable for 10,416 shares of common stock within 60 days of May 29, 2016.

(5)
Includes the Company's directors and executive officers. Includes options exercisable for 74,999 shares of common stock within 60 days of May 29, 2016.

(6)
Franklin Advisors, Inc., or FAV, an indirectly wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc., or FRI, may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to Franklin Strategic Series—Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds—Franklin Biotechnology Discovery Fund pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. Includes warrants exercisable for 270,000 shares of common stock within 60 days of May 29, 2016.

EXECUTIVE COMPENSATION

        The following tables and accompanying narrative provide information about the compensation provided to the following executive officers, to whom we refer collectively in this proxy as the "named executive officers":

  •
  James R. Pekarsky, former Chief Executive Officer and Director;

  •
  Anja Krammer, President and Director; and

  •
  Greg Kitchener, Executive Vice President and Chief Financial Officer.

        We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services, devise new business models, and demonstrate an ability to quickly identify and capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.

        We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and rewarding them for achieving our financial and strategic objectives.

        We observe the following core principles in formulating our compensation policies and making compensation decisions:

  •
  creating a direct and meaningful link between company business results, individual performance and rewards;

  •
  providing for significant differentiation in compensation opportunities for performance that is below, at, and above target levels;

  •
  providing equity awards that establish a clear alignment between the interests of our executive officers and our stockholders;

  •
  ensuring that compensation plans and arrangements are simple to communicate and understand; and

  •
  offering total compensation that is competitive and fair.

2016 Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by or paid to each of the named executive officers for services rendered in all capacities during fiscal year 2016, the one-month transition period ended January 31, 2015, and fiscal year 2014.

Name and Principal Position	Fiscal Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
James R. Pekarsky	2016		250,000	—	—	9,000	259,000
Former Chief Executive Officer and	2015	*	20,833	—	—	—	20,833
Chairman of the Board of Directors(5)	2014		250,000	—	—	—	250,000
Anja Krammer	2016		250,000	—	—	9,000	259,000
President and Director	2015	*	20,833	—	—	—	20,833
	2014		250,000	—	—	—	250,000
Greg Kitchener	2016		109,375	25,000	238,492	—	372,867
Executive Vice President and
Chief Financial Officer

*
Represents the one-month transition period ended January 31, 2015 due to the Company's change in its fiscal year end from December 31 to January 31, with the transition period salary pro-rated based on the respective executive's annual salary. Includes $6,250 in earned but unpaid salary for each of Mr. Pekarsky and Ms. Krammer.

(1)
As of January 31, 2016, Mr. Pekarsky and Ms. Krammer had earned but unpaid salary of $64,401 and $68,750, respectively.

(2)
Mr. Kitchener joined us in August 2015 and received a bonus following the successful completion of a private placement financing as detailed in his offer letter.

(3)
Amounts represent the aggregate fair value amount computed as of the grant date of each award during fiscal year 2016 in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements contained in our annual report on Form 10-K for the year ended January 31, 2016 as filed with the SEC. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
The amounts represent reimbursements for self-sourced health care insurance premiums.

(5)
Effective as of May 11, 2016, Mr. Pekarsky resigned from his roles as the Company's Chief Executive Officer and Treasurer and from his seat on the Company's Board of Directors.

2016 Outstanding Equity Awards at Fiscal Year-End Table

        The following table includes information as of January 31, 2016 for outstanding equity awards held by our named executive officers:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
James R. Pekarsky	—	—	—	—	—
Anja Krammer	—	—	—	—	—
Greg Kitchener	—	235,000	—	1.67	8/10/25

(1)
The stock option vests as to 1/4th of the total number of shares subject to the option on the first anniversary date of the grant with an additional 1/36th of the remaining shares vesting on the last day of each full calendar month thereafter.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table includes information as of January 31, 2016 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,704,608	$1.59	350,875	(1)
Equity compensation plans not approved by security holders(2)	660,000	$1.44	n/a

(1)
Includes shares of common stock that remain available for purchase under our 2014 Equity Incentive Plan.

(2)
Includes shares outstanding under inducement option grants to three employees in fiscal year 2016. All of these grants were made outside of a stockholder approved plan, pursuant to the exemption for inducement grants under the listing rules of the NYSE MKT, and have the same material terms as the options granted under our 2014 Equity Incentive Plan.

Employment Arrangements and Potential Payments upon Termination or Change in Control

        We have entered into employment offer letters with each of the named executive officers in connection with his or her commencement of employment with us. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.

James R. Pekarsky's Employment Agreement

        On January 21, 2014, we entered into an employment agreement with Mr. Pekarsky, pursuant to which Mr. Pekarsky was employed as our Chief Executive Officer and Chief Financial Officer for a term of four years with a one-year automatic renewal term. Mr. Pekarsky's employment agreement was to terminate immediately in the event of his death or disability or, in the event either we or Mr. Pekarsky delivered written notice of termination to the other party, on the fifteenth day following delivery of such notice of termination. In addition, we could immediately terminate Mr. Pekarsky's employment agreement in the event Mr. Pekarsky breaches such agreement or upon the occurrence of an event that would constitute cause (as defined in his employment agreement). Mr. Pekarsky's employment agreement provided for a base salary of $250,000 per year and an annual bonus if performance targets are met, which determination was to be made at the discretion of the Board of Directors. Mr. Pekarsky's employment agreement also provides that Mr. Pekarsky would be subject to non-disclosure, non-competition and non-solicitation covenants for specified periods following the termination of his employment with us.

        If we terminated Mr. Pekarsky's employment or if Mr. Pekarsky resigned for good reason (as defined in his employment agreement) within 12 months of a change in control (as defined in his employment agreement) and he delivered a customary release of claims, he would have been entitled to: (i) an amount equal to four times his annual compensation; (ii) a continuation of company-paid health and group-term life insurance benefits applicable to him as of the change of control (or provision of benefits equivalent thereto) for 24 months; and (iii) 100% acceleration of his then unvested options, restricted stock awards, performance shares, stock appreciation rights, and, subject to limitations imposed by the applicable award agreement and Section 409A of the Code, restricted stock units, performance-based restricted stock units and long-term cash incentives.

        Effective as of May 11, 2016, Mr. Pekarsky resigned from his roles as the Company's Chief Executive Officer and Treasurer.

Anja Krammer's Employment Agreement

        On January 21, 2014, we entered into an employment agreement with Ms. Krammer, pursuant to which Ms. Krammer is employed as our President for a term of four years with a one-year automatic renewal term. Ms. Krammer's employment agreement terminates immediately in the event of her death or disability or, in the event either we or Ms. Krammer delivers written notice of termination to the other party, on the fifteenth day following delivery of such notice of termination. In addition, we may immediately terminate Ms. Krammer's employment agreement in the event Ms. Krammer breaches such agreement or upon the occurrence of an event that would constitute cause (as defined in her employment agreement). Ms. Krammer's employment agreement provides for a base salary of $250,000 per year and an annual bonus if performance targets are met, which determination will be made at the discretion of the board of directors. Ms. Krammer's employment agreement also provides that Ms. Krammer will be subject to non-disclosure, non-competition and non-solicitation covenants for specified periods following the termination of her employment with us.

        If we terminate Ms. Krammer's employment or if Ms. Krammer resigns for good reason (as defined in her employment agreement) within 12 months of a change in control (as defined in her employment agreement) and she delivers a customary release of claims, she would be entitled to: (i) an amount equal to four times her annual compensation; (ii) a continuation of company-paid health and group-term life insurance benefits applicable to her as of the change of control (or provision of benefits equivalent thereto) for 24 months; and (iii) 100% acceleration of her then unvested options, restricted stock awards, performance shares, stock appreciation rights, and, subject to limitations imposed by the applicable award agreement and Section 409A of the Code, restricted stock units, performance-based restricted stock units and long-term cash incentives.

Greg Kitchener's Employment Agreement

        On August 10, 2015 we entered into an Employment Agreement with Mr. Kitchener, pursuant to which Mr. Kitchener is employed as Executive Vice President and Chief Financial Officer.

Mr. Kitchener's employment agreement provides for a base salary of $225,000 per year and an annual bonus if performance targets are met, which determination will be made at the discretion of the Board of Directors.

        If we terminate Mr. Kitchener's employment without cause (as defined in his employment agreement) or if Mr. Kitchener resigns for good reason (as defined in his employment agreement) within 12 months of a change in control (as defined in his employment agreement) and he delivers a customary release of claims, he would be entitled to: (i) an amount equal to twelve (12) months of his then current base salary; (ii) a continuation of company-paid health insurance benefits applicable to him as of the change of control (or provision of benefits equivalent thereto) for 18 months; and (iii) 100% acceleration of his then unvested options or other equity awards and, subject to Section 409A of the Code, restricted stock units, performance-based restricted stock units and long-term incentives.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS

        In addition to the executive officer and director compensation arrangements discussed above under "Executive Compensation," the following is a description of transactions since February 1, 2015 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer collectively refer to as related parties.

        Pursuant to a Purchase Agreement dated December 9, 2015, we consummated the issuance and sale of an aggregate of 4,100,000 shares of our common stock in a private placement transaction with Franklin Strategic Series—Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds—Franklin Biotechnology Discovery Fund (together, "Franklin Templeton"), under which, among other things, we granted Franklin Templeton the right to purchase up to an aggregate of 20% of the securities offered by us in any private placement of our securities until December 10, 2020.

        Pursuant to a Standstill Agreement dated December 10, 2015 between us and Franklin Templeton, we agreed to appoint a candidate recommended by Franklin Templeton as a new independent member of our Board of Directors and to subsequently nominate for future director elections such candidate recommended by Franklin Templeton or a successor to such candidate, and Franklin Templeton agreed, subject to certain exceptions, that they and their affiliates will not, unless approved by a majority of the disinterested members of our Board of Directors, directly or indirectly, alone or in concert with others, acquire in excess of 25% of our common stock (including securities convertible into common stock). On January 26, 2016, pursuant to the Standstill Agreement and upon recommendation by Franklin Templeton, we appointed Craig Barbarosh as a new independent member of our Board of Directors.

        Pursuant to a Registration Rights Agreement dated December 10, 2015 between us and Franklin Templeton, we agreed to file a registration statement with the SEC within 3 months from the closing of the private placement. The registration statement was filed with the SEC on January 19, 2016 and declared effective by the SEC on February 4, 2016.

Review, Approval or Ratification of Transactions with Related Parties

        The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions, and a copy of such policy is available on our website at http://biopharmx.investorroom.com/corporate-governance by clicking on "Related Person Transaction Policy".

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of our Audit Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by BioPharmX Corporation under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that BioPharmX Corporation specifically incorporates it by reference.

        The Audit Committee has reviewed and discussed with our management and Burr Pilger Mayer, Inc. our audited consolidated financial statements for the year ended January 31, 2016. The Audit Committee has also discussed with Burr Pilger Mayer, Inc. the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communication with Audit Committees".

        The Audit Committee has received and reviewed the written disclosures and the letter from Burr Pilger Mayer, Inc. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. its independence from the Company.

        Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended January 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Michael Hubbard, Chair
Craig Barbarosh
Stephen Morlock

 ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Pursuant to Rule 14a-8 under the Exchange Act, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Company at BioPharmX Corporation, 1098 Hamilton Court, Menlo Park, CA 94025. To be timely for the 2017 annual meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be delivered to or mailed and received at the principal executive offices of BioPharmX Corporation not later than January 31, 2017 in order to be considered for inclusion in our proxy materials for that meeting. Notices received after January 31, 2017, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the 2017 annual meeting.

        Pursuant to Rule 14a-5(e) under the Exchange Act, in order for a notice of a shareholder proposal submitted outside the processes of Rule 14a-8 (as described above) to be considered timely for the Company's 2017 annual meeting, such stockholder proposal pursuant to Rule 14a-5(e) must be delivered to or mailed and received at the principal executive offices of BioPharmX Corporation not later than April 17, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely upon our review of the copies of such forms provided to us and written representations from our named executive officers and directors with respect to fiscal year 2016, we believe that all Section 16(a) filing requirements during fiscal year 2016 were complied with, except for the Form 3 for Mr. Morlock filed on April 1, 2015, from which one transaction was inadvertently omitted and in which the ownership form of our preferred stock was incorrectly represented. The corrected information was subsequently filed on two separate amendments, filed on April 7, 2015 and July 2, 2015, to the applicable Form 3. In addition, General Instruction 2 to Form 3 requires that a Form 3 be filed within 10 days after the date of the event by which the person becomes a reporting person (such date, the "Event Date"). Certain of the Company's reporting persons failed to timely file a Form 3 with the SEC, including: (i) Mr. Wang's Form 3 filed February 9, 2015 pursuant to an Event Date of November 10, 2014, and (ii) Mr. Hubbard's Form 3 filed February 13, 2015 pursuant to an Event Date of January 22, 2015.

Available Information

        We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended January 31, 2016, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025

        The Annual Report is also available on the Investor Relations section of our website, which is located at http://biopharmx.investorroom.com/overview.

"Householding"—Stockholders Sharing the Same Last Name and Address

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

        This year, a number of brokers with account holders who are BioPharmX Corporation stockholders will be "householding" our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A. by email through their website at www.computershare.com/contactus or by phone at (877) 373-6374.

        Upon written or oral request, we will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call our Investor Relations department at BioPharmX Corporation, 1098 Hamilton Court, Menlo Park, California 94025, Attn: Investor Relations, telephone number (650) 889-5020.

        Any stockholders who share the same address and currently receive multiple copies of our annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

STOCKHOLDER COMMUNICATIONS

        Any stockholder wishing to communicate with our Board of Directors may write to our Board of Directors at BioPharmX Corporation, 1098 Hamilton Court, Menlo Park, California 94025. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Stockholders may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS

        The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BIOPHARMX CORPORATION c/o Proxy Services P.O. Box 9142 Farmingdale, NY 11735 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Anja Krammer 02 Michael Hubbard 03 Stephen Morlock 04 Craig Barbarosh The Board of Directors recommends you vote FOR proposals 2, 3 and 4. The Board of Directors recommends you vote 1 YEAR on the following proposal: 5Non-binding advisory vote regarding the frequency of the advisory vote on executive compensation For 0 0 Against 0 0 Abstain 0 0 3 years 2 years 1 year Abstain 0 0 0 0 2 Approval of the 2016 Equity Incentive Plan 3 Ratification of the appointment of Burr Pilger Mayer, Inc. as independent registered public accounting firm for the fiscal year ending January 31, 2017. NOTE: Stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof. 0 0 0 4 Approval of a non-binding advisory vote on executive compensation. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000294746_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com BIOPHARMX CORPORATION Annual Meeting of Shareholders July 5, 2016 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Anja Krammer and Greg Kitchener, as proxies, with the power to appoint his/her substitute, and hereby authorizes him/her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOPHARMX CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, Pacific Time on July 5, 2016, at the law offices of Fenwick & West LLP, counsel to BIOPHARMX CORPORATION, at 801 California Street, Mountain View, CA 94041 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000294746_2 R1.0.1.25